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                                                                  Item 27n(ii)



FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
Internet: fbellamy@sablaw.com



                                April 16, 2003



Western Reserve Life Assurance Company of Ohio
570 Carillon Parkway
St. Petersburg, FL  33716



            Re: WRL Series Life Corporate Account
                File No. 333-57681
                ------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 12 to the Form N-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                   Sincerely,
                                   SUTHERLAND ASBILL & BRENNAN LLP


                                By:/s/ Frederick R. Bellamy
                                   --------------------------
                                   Frederick R. Bellamy, Esq.

FRB/amv